SECURED PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned STRATUS CAPITAL CORPORATION, a Delaware corporation and Pedro C. Gonzalez, individually (referred to herein as "Maker"), hereby promises to pay to the order of the RICHARD & REAGAN DEAN FAMILY PARTNERSHIP LLLP (referred to herein as "Holder"), with offices at 1842 Montane Drive, Golden Colorado 80401, or at such other place as Holder shall designate in writing from time to time, in lawful money of the United States, the principal sum of One Million Two Hundred Sixty Thousand Dollars and No/100ths Dollars ($1,260,000.00), together with interest on the unpaid principal balance from the date hereof, until paid, at the rate of twelve percent (6%) per annum. Payments may be made under this Note at any time, in whole or in part; provided, however, that all accrued, but unpaid interest and the unpaid principal balance of this Note shall be due and payable on the date set-forth below (the "Maturity Date"). All payments required to be made hereunder shall be made without right of offset, counterclaim, or deduction.

Maker may prepay this Note in part or in full at any time without penalty and without Holder's consent. Each prepayment shall be applied first to accrued interest on the principal balance and then to principal. Any prepayment shall not postpone the due date of any subsequent payments or change the amount of such payments.

At the option of the Holder, the entire principal balance and accrued interest owing hereon, shall at once become due and payable without notice or demand upon the occurrence at any time of any of the following events ("Events of Default"):

(a) Maker shall fail to pay on the date when due the principal and interest evidenced by this Note on or before October 31, 2021 or as agreed upon by the Parties.

(b) Maker shall (i) file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent; (ii) file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief for itself under any represent or future federal, state, or other statute, law, or regulation relating to bankruptcy, insolvency, or other relief for debtor; (iii) seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Maker, or if such a receiver or assignment shall be made without the consent of acquiescence of Maker; or (iv) make any general assignment for the benefit of creditors, or admit in writing its inability to pay it s debts generally as they become due;

(c) Death or dissolution, as applicable, of the Maker; or

(d) Any event which constitutes a "Default" or an "Event of Default" under the Mortgage (as defined below).

The undersigned, and all other parties now or hereafter liable for the payment hereof, whether primarily or secondarily, whether as endorser, guarantor, surety or otherwise, for themselves, their heirs, legal representatives, successors and assigns, severally waive demand, presentment, notice of dishonor, diligence in collection, grace, notice and protest, and consent to all extensions which from time to time may be granted by the Holder hereof and to all partial payments hereon, whether before or after maturity, without in any wise modifying, altering, releasing, affecting or limiting their respective liability hereunder.

If this Note is not paid when due, whether at maturity, or by acceleration, or if it is collected through a bankruptcy, probate, or other court, whether before or after maturity, the undersigned and each endorser agrees to pay all costs of collection, including, but not limited to, reasonable attorneys' fees, incurred by the Holder.

The failure of Holder to exercise any of its options upon an Event of Default shall not be taken or construed to be a waiver of the right to exercise such option for any subsequent default, and for this purpose, the failure to pay each separate installment required hereunder shall be considered a separate default hereof.

Upon an Event of Default, at the option of the Holder and in addition to the other rights of Holder, all past due installments of principal, and, if permitted by applicable law, of interest, shall bear interest at a default rate of interest equal to fifteen percent (15%) per annum until paid.

This Note and the indebtedness evidenced hereby, including principal and all other amounts due hereunder, are secured by that certain Deed of Trust Agreement of even date herewith (the "Mortgage").

If the interest accruing under this Note shall be deemed usurious under applicable law, then, ipso facto, the amount thereof in excess of the maximum legal interest shall be applied to reduce the principal balance hereof.

This Note shall be governed by and construed in accordance with the laws of the State of Colorado. This Note is executed and delivered in the State of Colorado.

MAKER:

STRATUS CAPITAL CORPORATION, a Delaware Corporation

By: ______________________________
Name: Pete Gonzalez
Its: President

PERSONAL GUARANTEE:

By: ______________________________
Name: Pete Gonzalez, Individually